                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         1.  This Certificate of Correction is filed to correct typographical errors in the Corporation's Articles Supplementary.

         2.  Said Articles Supplementary were filed by the Corporation on
             June 17, 2002.

         3.  Article SECOND requiring correction as previously filed is as follows:

         SECOND: Pursuant to authority expressly vested in the Board of
Directors of the Corporation by Section 2-605(a)(4) of the Maryland General
Corporation Law, the Board of Directors of the Corporation has renamed the duly established and allocated series of the Corporation's stock as follows:

        New Series Name                              Prior Series Name
        ---------------                              -----------------
        Large Cap Value Fund                         Large Cap Company Fund

The name change shall be effective on July 1, 2002.

        4. The above Article SECOND is hereby deleted in its entirety and the remaining Articles renumbered accordingly.

        5. Article FOURTH (renumbered as Article THIRD) requiring correction as previously filed is as follows:

         FOURTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation (a) has duly established three new classes of shares (each hereinafter referred to as a
"Class") for two of the six (6) Series (hereinafter referred to a "Series") of capital stock of the Corporation and (b) has allocated Three Billion
(3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article FOURTH of these
Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

        Series                        Number of Shares       Aggregate Par Value
        ------                        ----------------       -------------------

        Equity Income Fund                 480,000,000              $  4,800,000

        Value Fund                       1,207,500,000                12,075,000

        Real Estate Fund                    75,000,000                   750,000

        Small Cap Value Fund               662,500,000                 6,625,000

        Equity Index Fund                  450,000,000                 4,500,000

        Large Cap Company Fund             125,000,000                 1,250,000

         6. The name of the last Series listed in the above Article is hereby corrected to read as follows:

                 Large Cap Value Fund

         7. Article FIFTH (renumbered as Article FOURTH) requiring correction as previously filed is as follows:

         FIFTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation (a) has duly established Classes of shares for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                      Number of
                                                                      Shares                     Aggregate
        Series Name                    Class Name                     Allocated                  Par Value
        -----------                    ----------                     ---------                  ---------
        Equity Income Fund              Investor                     400,000,000                $4,000,000
                                        Institutional                 35,000,000                   350,000
                                        Service                                0                         0
                                        Advisor                       35,000,000                   350,000
                                        C                             10,000,000                   100,000

        Value Fund                      Investor                     900,000,000                $9,000,000
                                        Institutional                120,000,000                 1,200,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             50,000,000                   500,000
                                        A                             12,500,000                   125,000
                                        B                             12,500,000                   125,000
                                        C II                          12,500,000                   125,000

        Real Estate Fund                Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000

        Small Cap Value Fund            Investor                     500,000,000                $5,000,000
                                        Institutional                 50,000,000                   500,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             12,500,000                   125,000

        Equity Index Fund               Investor                     100,000,000                $1,000,000
                                        Institutional                350,000,000                 3,500,000

        Large Cap Company Fund          Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000
                                        C                             12,500,000                   125,000
                                        A                             12,500,000                   125,000
                                        B                             12,500,000                   125,000
                                        C II                          12,500,000                   125,000

         8. The name of the last Series listed in the above Article is hereby corrected to read as follows:

                           Large Cap Value Fund

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has
caused this Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 17th day of June, 2002.

                                            AMERICAN CENTURY CAPITAL
ATTEST:                                     PORTFOLIOS, INC.

By:    /s/Janet A. Nash                           By:    /s/Charles A. Etherington
Name:  Janet A. Nash                              Name:  Charles A. Etherington
Title: Assistant Secretary                        Title: Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Certificate of
Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 17, 2002.                                /s/Charles A. Etherington
                                                     Charles A. Etherington
                                                      Vice President